As filed with the Securities and Exchange Commission on December 29, 2010

Registration No. 333-165884

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DARA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	04-3216862
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8601 Six Forks Road, Suite 160

Raleigh, NC 27615

(919) 872-5578

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard A. Franco

President and Chief Executive Officer

DARA BioSciences, Inc.

8601 Six Forks Road, Suite 160

Raleigh, NC 27615

(919) 872-5578

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Mark R. Busch

K&L Gates LLP

214 North Tryon Street, Suite 4700

Charlotte, NC 28202

(704) 331-7440

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-165884

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Series A preferred stock	$800,000	$92.88
Common stock issuable upon conversion of Series A preferred stock(2)	$—	$—
Warrants to purchase common stock(2)	$—	$—
Common stock issuable upon exercise of warrants	$800,000	$92.88
Total	$1,600,000	$185.76

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, anti-dilution provisions, or similar transactions. No additional registration fee is being paid for these shares.
(2)	No additional consideration is payable upon conversion of the Convertible Preferred Stock or upon issuance of the warrants.

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed with respect to the registration of additional shares of Series A convertible preferred stock (and the shares of common stock underlying the Series A preferred stock) and warrants to purchase shares of common stock (and the shares of common stock underlying the warrants) (collectively, the “Offered Securities”), of DARA BioSciences, Inc. (the “Company”), pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1. This Registration Statement includes the Registration Statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm. Pursuant to Rule 462(b), the contents of the Company’s registration statement on Form S-1, as amended (File No. 333-165884), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on December 27, 2010 (the “Initial Registration Statement”), are incorporated by reference into this Registration Statement. This Registration Statement covers the registration of an additional $1,600,000 of the Offered Securities in the offering related to the Initial Registration Statement.

Part II Information Not Required in the Prospectus

Item 16. Exhibits and Financial Statement Schedules

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-165884), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description
5	Opinion of K&L Gates LLP regarding the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of K&L Gates LLP (included in its opinion to be filed as Exhibit 5)

24.1*	Power of Attorney

*	Incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the registrant (File No. 333-165884).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on December 29, 2010.

DARA BIOSCIENCES, INC.

By:	/s/ Richard A. Franco, Sr., R. Ph.
Richard A. Franco, Sr., R. Ph.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration has been signed below by the following persons on behalf of the registrant and in the capacities indicated on dates indicated.

Signature	Title	Date

/s/ Richard A. Franco, Sr., R. Ph. Richard A. Franco, Sr., R. Ph.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 29, 2010

/s/ Ann A. Rosar Ann A. Rosar	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	December 29, 2010

* Haywood Cochrane	Director	December 29, 2010

* David Drutz	Director	December 29, 2010

* Gail Lieberman	Director	December 29, 2010

* /s/ Richard A. Franco, Sr., R. Ph.
Richard A. Franco, Sr., R. Ph., attorney-in-fact

Exhibit Index

Exhibit No.	Description
5	Opinion of K&L Gates LLP regarding the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of K&L Gates LLP (included in its opinion to be filed as Exhibit 5)

24.1*	Power of Attorney

*	Incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the registrant (File No. 333-165884).